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                                                                Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement, as amended, (Forms S-8, No. 2-90646; No. 33-21509; No. 33-48980) pertaining to the 1984 Stock Option Plan of American Shared Hospital Services; the Registration Statement (Form S-8, No. 33-45999) pertaining to the American Shared Hospital Services 1991 Employee Stock Bonus Plan; the Registration Statement
(Form S-8, No. 333-08009) pertaining to the 1995 Stock Option Plan of American Shared Hospital Services; and the Registration Statement, as amended,
(Form S-3, No. 333-12879) pertaining to the registration of 2,679,047 Common Shares of American Shared Hospital Services and in the related Prospectuses of our report dated March 6, 1997, with respect to the consolidated financial statements and schedule of American Shared Hospital Services included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

March 25, 1997                                  /s/ Ernst & Young LLP
Walnut Creek, California                        ---------------------
                                                    Ernst & Young LLP